Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Dionex Corporation on Form S-8 of our reports dated July 21, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of Dionex Corporation for the year ended June 30, 1999.

DELOITTE & TOUCHE LLP

San Jose, California
December 17, 1999